UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

EVOFEM BIOSCIENCES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1	Title of each class of securities to which transaction applies:
	2	Aggregate number of securities to which transaction applies:
	3	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4	Proposed maximum aggregate value of transaction:
	5	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
	1	Amount previously paid:
	2	Form, Schedule or Registration Statement No:
	3	Filing party:
	4	Date Filed:

November 9, 2021
To Our Stockholders:

You are cordially invited to attend a special meeting of stockholders of Evofem Biosciences, Inc. (the Company) to be held at 8:00 a.m. Pacific Standard Time on Wednesday, December 8, 2021 at 12400 High Bluff Drive, Suite 600, San Diego, California 92130. As a result of the public health and travel risks and concerns due to COVID-19, we may announce alternative arrangements for the meeting, which may include switching to a virtual meeting format, or changing the time, date or location of the special meeting. If we take this step, we will announce any changes in advance in a press release available on our website (www.evofem.com) and filed with the Securities Exchange Commission as additional proxy materials, and as otherwise required by applicable state law.

Details regarding the special meeting are described in the accompanying proxy statement.

At the special meeting, we will ask our stockholders to approve an amendment to our Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock authorized for issuance thereunder from 300,000,000 shares to 500,000,000 shares. The Board of Directors recommends the approval of the proposal. Such other business will be transacted as may properly come before the special meeting or any adjournment or postponement thereof.

We hope you will be able to attend the special meeting. Whether you plan to attend the special meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Evofem Biosciences, Inc.

Sincerely,

Saundra Pelletier
President and Chief Executive Officer

EVOFEM BIOSCIENCES, INC.
12400 High Bluff Drive, Suite 600
San Diego, CA 92130
(858) 550-1900
November 9, 2021
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TIME: 8:00 a.m. Pacific Standard Time
DATE: Wednesday, December 8, 2021
PLACE: 12400 High Bluff Drive, Suite 600, San Diego, California 92130
PURPOSES:

1
To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock authorized for issuance thereunder from 300,000,000 shares to 500,000,000 shares.

* We currently intend to hold the special meeting in person. However, as a result of the public health and travel concerns that our stockholders may have due to COVID-19, we may announce alternative arrangements for the meeting, which may include switching to a virtual meeting format, or changing the time, date or location of the special meeting. If we take this step, we will announce any changes in advance in a press release available on our website (www.evofem.com) and filed with the Securities Exchange Commission as additional proxy materials, and as otherwise required by applicable state law.

WHO MAY VOTE:
You may vote if you were the record owner of Evofem Biosciences, Inc. common stock at the close of business on November 5, 2021.
If you are a stockholder of record, you may vote in one of the following ways:

•Vote over the Internet, by going to https://www.proxyvote.com (have your proxy card in hand when you access the website);
•Vote by telephone, by calling 1-800-690-6903 (have your proxy card in hand when calling);
•Vote by mail, by returning the enclosed proxy card (signed and dated); or
•Vote in person at the special meeting.

If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

The accompanying proxy statement sets forth additional information regarding the special meeting, and provides you with detailed information regarding the business to be considered at the special meeting. We encourage you to read the proxy statement carefully and in its entirety.

A list of stockholders of record will be available at the special meeting and, during the 10 days prior to the special meeting, at our corporate offices located at 12400 High Bluff Drive, Suite 600, San Diego, California 92130.

All stockholders are cordially invited to attend the special meeting. Whether you plan to attend the special meeting or not, we urge you to vote by following the instructions in the Proxy Materials and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Alexander A. Fitzpatrick
Secretary

TABLE OF CONTENTS

PAGE
Important Information About the Special Meeting and Voting	2
Security Ownership of Certain Beneficial Owners and Management	6
Proposal 1 – To Approve an Amendment to our Amended and Restated Certificate of Incorporation to Increase the Total Number of Shares of Common Stock Authorized for Issuance Thereunder from 300,000,000 Shares to 500,000,000 Shares	8
Other Matters	10
Stockholder Proposals and Nominations For Director	10
Appendix
Appendix A Certificate of Amendment of Amended and Restated Certificate of Incorporation
Appendix B Proxy Card

EVOFEM BIOSCIENCES, INC.
12400 High Bluff Drive, Suite 600
San Diego, CA 92130
(858) 550-1900

PROXY STATEMENT FOR EVOFEM BIOSCIENCES, INC.
2021 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 8, 2021

This proxy statement (this Proxy Statement), along with the accompanying notice of special meeting of stockholders (the Special Meeting) and the enclosed proxy card, contains information about the special meeting of stockholders of Evofem Biosciences, Inc., including any adjournments or postponements of the Special Meeting. We are holding the Special Meeting at 8:00 a.m. Pacific Standard Time, on Wednesday, December 8, 2021 at 12400 High Bluff Drive, Suite 600, San Diego, California 92130. Evofem Biosciences, Inc. currently intends to hold the Special Meeting in person. However, as a result of the public health and travel concerns that our stockholders may have due to COVID-19, we may announce alternative arrangements for the meeting, which may include switching to a virtual meeting format, or changing the time, date or location of the Special Meeting. If we take this step, we will announce any changes in advance in a press release available on our website (www.evofem.com) and filed with the Securities Exchange Commission as additional proxy materials, and as otherwise required by applicable state law.

In this Proxy Statement, we refer to Evofem Biosciences, Inc. as “Evofem,” “the Company,” “we” and “us.”

This Proxy Statement relates to the solicitation of proxies by our Board of Directors (the Board) for use at the Special Meeting.

On or about November 9, 2021, we will commence sending this Proxy Statement, the attached Notice of Special Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON DECEMBER 8, 2021

This Proxy Statement, the Notice to Stockholders of the Special Meeting and our form of proxy card are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2020 and a copy of our quarterly reports on Form 10-Q for the quarterly periods ending March 31, 2021, June 30, 2021 and September 30, 2021 on the website of the Securities and Exchange Commission at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.evofem.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, for the fiscal year ended December 31, 2020 free of charge from us by sending a written request to: Alexander A. Fitzpatrick, Evofem Biosciences, Inc., 12400 High Bluff Drive, Suite 600, San Diego, California 92130. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board is soliciting your proxy to vote at the Special Meeting of stockholders of the Company to be held at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 on Wednesday, December 8, 2021 at 8:00 a.m. Pacific Standard Time and any adjournments of the meeting, which we refer to as the Special Meeting. The Proxy Statement along with the accompanying Notice of Special Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Special Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Special Meeting of Stockholders and the proxy card because you owned shares of the Company’s common stock, par value $0.0001 per share, or the common stock, on the record date November 5, 2021. The Company intends to commence distribution of the proxy materials to stockholders on or about November 9, 2021.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on November 5, 2021 are entitled to vote at the Special Meeting. On November 5, 2021, there were 163,144,964 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

If on November 5, 2021 your shares of our common stock were registered directly in your name with our transfer agent, Philadelphia Stock Transfer, Inc., then you are a stockholder of record.

If on November 5, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the Special Meeting to vote your shares. Shares represented by valid proxies, received in time for the Special Meeting and not revoked prior to the Special Meeting, will be voted at the Special Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Special Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for, against or abstain with respect to the proposal. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Special Meeting. If your shares are registered directly in your name through our stock transfer agent, Philadelphia Stock Transfer, Inc., or you have stock certificates registered in your name, you may vote:

•By Internet (www.proxyvote.com). Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card and 16-digit control number(s) in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
•By telephone (1-800-690-6903). Use a touch-tone phone to transmit your voting instructions. Have your proxy card and 16-digit control number(s) in hand when you call and then follow the instructions.
•By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card.

•In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Tuesday, December 7, 2021.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Special Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Special Meeting in order to vote.

Why is the Company seeking approval for an increase in the authorized shares of common stock?

An increase in the number of authorized shares of our common stock will allow us to issue shares of common stock as needed for capital raising transactions that will be necessary to continue our planned operations. If the amendment is approved, we may also use the newly authorized shares of common stock for strategic partnerships, collaborations, acquisitions or other strategic transactions, although we currently do not have any commitments to do so.

What are my voting choices when voting on the approval of an amendment to our certificate of incorporation to increase our authorized shares of common stock?

In voting on the approval of an amendment to our certificate of incorporation to increase our authorized shares of common stock, stockholders may vote in favor of the approval or against the approval, or may abstain from voting. The affirmative vote of a majority of the shares outstanding and entitled to vote on such proposal is required to approve this proposal. Because a majority of shares outstanding and entitled to vote is required for approval, abstentions, broker non-votes and shares not present at the special meeting and entitled to vote with respect to this proposal will have the same effect as votes “AGAINST” this proposal.

How Does the Board of Directors Recommend That I Vote on the Proposal?

The Board of Directors recommends that you vote as follows:

•“FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock authorized for issuance thereunder from 300,000,000 shares to 500,000,000 shares.

If any other matter is presented at the Special Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this Proxy Statement was first made available, we knew of no matters that needed to be acted on or that would be brought before the Special Meeting, other than those discussed in this Proxy Statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Special Meeting. You may change or revoke your proxy in any one of the following ways:

•if you received a proxy card, by signing a proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•by re-voting by Internet or by telephone as instructed above;
•by notifying the Company’s Secretary in writing before the Special Meeting that you have revoked your proxy; or
•by attending the Special Meeting in person and voting in person. Attending the Special Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Special Meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares with respect to Proposal No. 1. A “broker non-vote” will occur if your broker chooses not to vote. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This better ensures your shares will be voted at the Special Meeting in the manner you desire.
What Vote is Required to Approve the Proposal and How are Votes Counted?

Proposal 1: Approve Amendment to our Amended and Restated Certificate of Incorporation to Increase the Total Number of Shares of Common Stock Authorized for Issuance Thereunder from 300,000,000 Shares to 500,000,000 Shares

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote will be required for the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock authorized for issuance thereunder from 300,000,000 shares to 500,000,000 shares. Abstentions and broker non-votes, if any, will be treated as votes against this proposal.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election examine these documents. Management will not know how you voted on the proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.

Where Can I Find the Voting Results of the Special Meeting?

The preliminary voting results will be announced at the Special Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Special Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements, which are expected to be approximately $30,000 in total.

What Happens if a Change to the Special Meeting is Necessary due to COVID-19?

We are sensitive to public health and travel risks and concerns related to COVID-19, and may announce alternative arrangements for the Special Meeting, including holding the Special Meeting solely by means of remote communication. If we take this step, we will announce the changes in advance by press release, posted on our website (www.evofem.com) and filed with the SEC as additional proxy materials and as otherwise required by applicable state law. A meeting held solely by remote means will have no impact on stockholders’ ability to provide their proxy by using the internet or telephone or by completing, signing, dating and mailing their proxy card as discussed above. As always, we encourage you to vote your shares prior to the Special Meeting.

What Constitutes a Quorum for the Special Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Votes of stockholders of record who are present at the Special Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists. In accordance with our amended and restated bylaws, the chairperson of the Special Meeting or a majority of the shares so represented may adjourn the Special Meeting from time to time, whether or not there is such a quorum.

Attending the Special Meeting

The Special Meeting will be held at 8:00 a.m. Pacific Standard Time, on Wednesday, December 8, 2021, at 12400 High Bluff Drive, Suite 600, San Diego, California 92130. When you arrive at 12400 High Bluff Drive, Suite 600, San Diego, California 92130, signs will direct you to the appropriate meeting rooms. You need not attend the Special Meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of proxy statements allow us or your broker to send a single set of proxy materials or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single set of proxy materials, but you would prefer to receive your own copy, please contact our transfer agent, Philadelphia Stock Transfer, Inc., by calling their toll free number, 1-866-223-0448.

If you do not wish to participate in householding and would like to receive your own Notice or, if applicable, set of the Company’s proxy materials in future meetings, follow the instructions described below. Conversely, if you share an address with another Company stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•If your Company shares are registered in your own name, please contact our transfer agent, Philadelphia Stock Transfer, Inc., and inform them of your request by calling them at 1-866-223-0448 or writing them at Philadelphia Stock Transfer, Inc., 2320 Haverford Rd., Suite 230, Ardmore, Pennsylvania 19003.
•If a broker or other nominee holds your Company shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of our common stock as of October 28, 2021, by (i) those persons who are known to us to be the beneficial owner(s) of more than five percent of our common stock, (ii) each of our directors and named executive officers and (iii) all of our directors and named executive officers as a group. Percentage of ownership is based on 163,144,964 shares of common stock outstanding on October 28, 2021.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of October 28, 2021 pursuant to the exercise of options, warrants or other rights to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholders
Entity affiliated with Heights Capital Management, Inc. (1) 101 California Street, Suite 3250 San Francisco, California 94111	15,567,602	9.2%
Directors and Named Executive Officers
William Hall, Ph.D., M.D. (2)	142,566	*
Gillian Greer, Ph.D. (3)	137,566	*
Kim Kamdar, Ph.D. (4)	159,790	*
Tony O’Brien (5)	137,566	*
Colin Rutherford (6)	158,886	*
Lisa Rarick, MD (7)	106,083	*
Saundra Pelletier (8)	2,651,923	1.6%
Justin J. File (9)	1,073,348	*
Russell Barrans (10)	1,005,127	*
Directors and executive officers as a group (10 Persons) (11)	6,456,138	3.9%

*	Includes beneficial ownership of less than 1% of the outstanding shares of Evofem’s common stock.

(1)Heights Capital Management, Inc., in its capacity as an investment manager, may be deemed to beneficially own 15,567,602 shares. Heights Capital Management, Inc. is the investment manager to CVI Investments, Inc. which beneficially owns (i) 10,000,000 shares of common stock and (ii) 5,567,602 shares of common stock issuable upon exercise of warrants exercisable within 60 days of October 28, 2021.
(2)Consists of (i) 5,000 shares of common stock held by Mr. Hall and (ii) 137,566 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of October 28, 2021.
(3)Consists of 137,566 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of October 28, 2021.
(4)Consists of (i) 19,287 shares of common stock held by Dr. Kamdar and (ii) 140,503 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of October 28, 2021.
(5)Consists of 137,566 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of October 28, 2021.
(6)Consists of 158,886 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of October 28, 2021.
(7)Consists of (i) 10,250 shares of common stock held by Dr. Rarick and (ii) 95,833 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of October 28, 2021.
(8)Consists of (i) 850,837 shares of common stock held by Ms. Pelletier and (ii) 1,801,086 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of October 28, 2021.

(9)Consists of (i) 440,388 shares of common stock held by Mr. File and (ii) 632,960 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of October 28, 2021.
(10)Consists of (i) 448,833 shares of common stock held by Mr. Barrans and (ii) 556,294 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of October 28, 2021.
(11)Consists of 2,086,017 shares of common stock held by our current executive officers and directors and (ii) 4,370,121 shares of common stock that may be acquired by our current executive officers and directors pursuant to the exercise of stock options within 60 days after October 28, 2021.

PROPOSAL NO. 1

AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE FROM 300,000,000 SHARES TO 500,000,000 SHARES THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED

Our Board has determined that it is advisable to increase our authorized common stock from 300,000,000 shares to 500,000,000 shares and has voted to recommend that our stockholders adopt an amendment to our Amended and Restated Certificate of Incorporation effecting the proposed increase. The full text of the proposed amendment to the Amended and Restated Certificate of Incorporation is attached to this proxy statement as Appendix A. If approved by our stockholders, we intend to file the amendment with the Secretary of State of Delaware as soon as practicable following the special meeting, and the amendment will be effective upon this filing. If the proposal is not approved by our stockholders, our Certificate of Incorporation will continue as currently in effect.

Current Capital Structure

As of October 28, 2021, we had 305,000,000 authorized shares, with 300,000,000 shares designated as common stock, $0.0001 par value per share, of which 163,144,964 shares were issued and outstanding, 5,000,000 shares of preferred stock, $0.0001 par value per share, of which 1,000,000 have been designated as Series A Preferred Stock, none of which are currently outstanding, 5,000 shares of Series B-1 Preferred Stock, none of which are currently outstanding, and 5,000 shares of Series B-2 Preferred Stock, all of which are outstanding. Of the remaining 136,855,036 authorized shares of common stock, 17,063,492 shares are reserved for issuance upon full conversion of the Series B-2 Convertible Preferred Stock (in accordance with the terms of the Series B-2 Preferred Stock and without regard to any conversion limitations), 18,684,393 shares are reserved for issuance upon the conversion of outstanding convertible notes, 67,767,107 shares are reserved for issuance upon the exercise of outstanding warrants, 10,454,074 shares are reserved for issuance upon the exercise of issued and outstanding equity awards, 2,728,668 shares are reserved for future issuance under our equity incentive plans and 2,120,046 shares are reserved for issuance under our Employee Stock Purchase Plan. The number of shares of common stock issuable upon conversion of shares of our Series B-2 Convertible Preferred Stock may also be greater in the event of certain dilutive issuances further described in the Certificate of Rights, Preferences and Privileges of the Series B-2 Convertible Preferred Stock. This leaves 18,037,256 shares of our authorized common stock unreserved and available for future issuance.

The proposed amendment would not increase or otherwise affect our authorized preferred stock, nor would it have any effect on par value. Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Should our Board issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase any newly authorized shares of common stock solely by virtue of their ownership of shares of our common stock, and their percentage ownership of our then outstanding common stock could be reduced. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power.

Background and Purpose of the Amendment

The limited number of unreserved shares of common stock available for future issuance will likely adversely affect our ability to raise the capital needed to continue our planned operations. We have sufficient cash and cash equivalents available to fund our operations into the first quarter of 2022. We will need additional funding to sustain our planned operations through the expected date on which we announce top line data from our Phase 3 trial of EVO100 for the prevention of chlamydia and gonorrhea in women. While it is possible that we may be able to pursue and complete capital raising transactions that do not require the issuance of additional shares of our common stock, we may find it more difficult to obtain financing to fund our ongoing operations, and any financing we are able to obtain may not be on as favorable terms to us as would a financing with the use of our common stock. An increase in the number of authorized shares of our common stock will also allow us the flexibility to issue shares of common stock for other corporate purposes, such as potential strategic partnerships, acquisitions or other strategic transactions though we currently have no commitments to do so.

If we are unable to raise capital when and as needed to fund our planned operations, we may be required to curtail or cease our operations entirely and to proceed with a liquidation of the Company. In the event of a liquidation of the Company and prior to any distribution to the holders of our common stock, proceeds of approximately $119.7 million would (as of October 28, 2021) be due to the holders of our convertible notes (who also have a security interest in all of our assets) and proceeds of approximately $5 million would be due to the holders of our Series B-2 Convertible Preferred Stock. At this time, the holders of our common stock may not receive any value for their shares in a liquidation.

As a result, the Board believes it is vital to our best interests to have sufficient additional authorized but unissued shares of common stock available to provide flexibility for corporate action in the future. The Board believes that the availability of additional authorized shares of common stock for issuance from time to time in the Board’s discretion in connection with expected future financings or for other corporate purposes is critical both to our ability to continue our operations in the near-term as well as to our long-term success and, therefore, is in the best interests of our company and our stockholders.

We are requesting stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to increase the number of authorized shares of common stock from 300,000,000 authorized shares to 500,000,000 authorized shares.

Effects of the Amendment

If the proposed amendment of our Certificate of Incorporation is approved, the number of authorized shares of common stock of our Company will be increased from 300,000,000 to 500,000,000. Should we need additional authorized shares of capital stock in the future, we would need to seek stockholder approval for such an increase.

Potential Anti-takeover Effects

Since this amendment will provide that the number of authorized shares of common stock will be 500,000,000, the amendment, if effected, will result in an increase in the number of authorized but unissued shares of our common stock and could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board. An increase in our authorized shares could potentially deter takeovers, including takeovers that our Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law and Nasdaq) in one or more transactions that could make a change in control or takeover more difficult. The amendment could make the accomplishment of a given transaction more difficult even if it is favorable to the interests of stockholders. For example, we could issue additional shares of common stock without further stockholder approval so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the amendment may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

We have not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes, but we would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in our control or our management. Although the amendment has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the amendment could facilitate future attempts by us to oppose changes in our control and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of our common stock.

Required Vote

The affirmative vote of majority of the common stock outstanding and entitled to vote at the Meeting is required to approve the amendment to our Amended and Restated Certificate of Incorporation to effect the proposed increase in our authorized shares.

Recommendation
Our Board Recommends THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF The Amendment To Our Certificate Of Incorporation, And Proxies Solicited By Our Board Will Be Voted In Favor Of The Amendment Unless A Stockholder Indicates Otherwise On The Proxy.

OTHER MATTERS
The Board knows of no other business which will be presented to the Special Meeting. If any other business is properly brought before the Special Meeting, proxies will be voted in accordance with the judgment of the persons named therein.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2022 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than November 29, 2021, which is 120 days prior to the first anniversary of the mailing date of the proxy statement for our 2021 annual meeting of stockholders. However, if the date of the 2022 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2021 annual meeting, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.
In nominating candidates for election as a director, the Nominating and Corporate Governance Committee will consider a reasonable number of candidates for director recommended by a single stockholder who has held over 0.1% of our common stock for over one year and who satisfies the notice, information and consent provisions set forth in our amended and restated bylaws and corporate governance guidelines. Stockholders who wish to recommend a candidate may do so by writing to the Nominating and Corporate Governance Committee in care of the Corporate Secretary, Evofem Biosciences, Inc., 12400 High Bluff Drive, Suite 600, San Diego, CA 92130. Our amended and restated bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a director of the Board. Our amended and restated bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a director must be delivered to our Corporate Secretary at our corporate offices not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the ninetieth (90th) day, prior to the anniversary of the previous year’s annual meeting of stockholders. However, our amended and restated bylaws also provide that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the preceding year’s annual meeting, notice must be received no earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one-hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which the public announcement of the date of such meeting is first made. In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our amended and restated bylaws to bring a stockholder proposal or nominate an individual to serve as a director of the Board.
A copy of the full text of the provisions of our amended and restated bylaws dealing with stockholder nominations and proposals is available to stockholders from our Corporate Secretary upon written request. The Nominating and Corporate Governance Committee will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees.

San Diego, California
November 9, 2021

Appendix A

TEXT OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
EVOFEM BIOSCIENCES, INC.

It is hereby certified that:
FIRST: The name of the corporation is Evofem Biosciences, Inc. (the “Corporation”).

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by striking out the first paragraph of Article IV in its entirety and by substituting in lieu of the following:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 505,000,000 shares, consisting of (a) 500,000,000 shares of Common Stock, $0.0001 par value per share (the “Common Stock”) and (b) 5,000,000 shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”).”

THIRD: The amendment of the Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

EXECUTED, effective as of this ___ day of ________, 2021.

EVOFEM BIOSCIENCES, INC.

By:
Saundra Pelletier President and Chief Executive Officer

1

Appendix B

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/07/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/07/2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000522753_1 R1.0.0.177

2

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com

EVOFEM BIOSCIENCES, INC.
Special Meeting of Stockholders
December 8, 2021 8:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Alexander A. Fitzpatrick and Justin J. File, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EVOFEM BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 8:00 AM, PT on December 8, 2021, at Evofem Biosciences, Inc.,12400 High Bluff Drive, Suite 600, San Diego, CA 92130, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000522753_2 R1.0.0.177

3